BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET            MELANIE S. CORWIN
JAMES R. CUMMINS              CINCINNATI, OHIO 45202        JOANN M. STRASSER
ROBERT S BROWN               TELEPHONE (513) 381-2121       AARON A. VANDERLAAN
DONALD S. MENDELSOHN         TELECOPIER (513) 381-2125
LYNNE SKILKEN                                                   OF COUNSEL
AMY G. APPLEGATE                                             GILBERT BETTMAN
KATHRYN KNUE PRZYWARA

                                October 12, 1999

AmeriPrime Advisors Trust
1793 Kingswood Drive, Suite 200
Southlake, Texas 76092

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 1 of AmeriPrime Advisors Trust (the "Trust").

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificate of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based upon the foregoing, we are of the opinion that, after registration is effective for purposes of federal and applicable state securities laws, the shares of Monteagle Opportunity Growth Fund, Monteagle Value Fund, Monteagle Large Cap Fund and Monteagle Fixed Income Fund series of the Trust, if issued in accordance with the Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment No. 1.


                                                     Very truly yours,

                                                  /s/

                                             Brown, Cummins & Brown Co., L.P.A.